Exhibit 99.2

CONSENT OF HOULIHAN LOKEY CAPITAL, INC.

September 22, 2021

Vine Energy Inc.

5800 Granite Parkway Suite 550

Plano, TX 75024

Attn: Board of Directors

RE:	Proxy Statement / Prospectus of Vine Energy Inc. (“Vine”) which forms part of the Amendment No. 1 to Registration Statement on Form S-4 of Chesapeake Energy Corporation (File No. 333-259252) (the “Amended Registration Statement”).

Dear Members of the Board of Directors:

Reference is made to our opinion letter (“opinion”), dated August 10, 2021.

Our opinion was provided for the information and assistance of the Board of Directors (the “Board”) of Vine (in its capacity as such) in connection with its evaluation of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that Vine has determined to include our opinion in the Proxy Statement / Prospectus of Vine (the “Proxy Statement/Prospectus”) included in the above referenced Amended Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above referenced Proxy Statement/Prospectus included in the Amended Registration Statement on Form S-4 under the captions “SUMMARY— Opinion of Vine’s Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of the Vine Board and Reasons for the Merger,”  “THE MERGER—Opinion of Vine’s Financial Advisor,” “THE MERGER—Certain Vine Unaudited Forecasted Financial Information,” and “THE MERGER AGREEMENT—Representations and Warranties” and to the inclusion of our opinion as Annex C to the Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Amended Registration Statement as of the date hereof and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Amended Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY CAPITAL, INC.

HOULIHAN LOKEY CAPITAL, INC.